UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2010

BANK OF THE CAROLINAS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2010, Michelle L. Clodfelter, who served as our and Bank of the Carolinas’ Principal Financial Officer, resigned from her employment effective January 31, 2010.

Effective on January 6, 2010, Michael D. Larrowe, who serves as our Executive Vice President and the Bank’s Executive Vice Chairman and Chief Operating Officer, was appointed to serve in the additional capacity as our and the Bank’s Chief Financial Officer. Mr. Larrowe assumed the responsibilities of principal financial officer from Ms. Clodfelter immediately upon his appointment. Mr. Larrowe was first employed by the Bank during May 2008. He is a certified public accountant and, prior to his employment with the Bank, served as Regional Managing Shareholder for the certified public accounting firm of Elliott Davis LLC from 2006 to 2008 and as Senior Member of the certified public accounting and consulting firm of Larrowe & Co., PLC from 1993 until 2006. Mr. Larrowe was a member of the Bank’s organizing group and has served as a director of the Bank since it was incorporated during 1998. He has served as a member of our Board of Directors since we were incorporated during 2006 as the Bank’s parent holding company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

Date: January 11, 2010	By:	/S/ ROBERT E. MARZIANO
Robert E. Marziano
President and Chief Executive Officer